Exhibit 99.1

Concentrix Reports Fourth Quarter and Fiscal Year 2024 Results

•Delivers revenue growth at the high end of previous guidance range for the quarter
•Returns $220 million to shareholders in fiscal 2024 through share repurchases and dividends
•Gains market traction with new iX GenAI productivity applications
•Introduces 2025 guidance indicating revenue growth, margin and free cash flow expansion
•Increases share repurchase authorization to $600 million

Newark, Calif., January 15, 2025 – Concentrix Corporation (NASDAQ: CNXC), a global technology and services leader, today announced financial results for the fiscal fourth quarter and fiscal year ended November 30, 2024.

	Three Months Ended			Fiscal Year Ended
	November 30, 2024	November 30, 2023	Change	November 30, 2024	November 30, 2023	Change
Revenue ($M)	$2,448.0	$2,230.8	9.7%	$9,618.9	$7,114.7	35.2%
Operating income ($M)	$144.5	$180.4	(19.9)%	$596.4	$661.3	(9.8)%
Non-GAAP operating income ($M) (1)	$346.7	$340.8	1.7%	$1,317.9	$1,010.0	30.5%
Operating margin	5.9%	8.1%	-220 bps	6.2%	9.3%	-310 bps
Non-GAAP operating margin (1)	14.2%	15.3%	-110 bps	13.7%	14.2%	-50 bps
Net income ($M)	$115.7	$69.5	66.5%	$251.2	$313.8	(19.9)%
Non-GAAP net income ($M) (1)	$219.3	$213.5	2.7%	$772.3	$630.7	22.5%
Adjusted EBITDA ($M) (1)	$402.9	$397.9	1.3%	$1,554.9	$1,181.8	31.6%
Adjusted EBITDA margin (1)	16.5%	17.8%	-130 bps	16.2%	16.6%	-40 bps
Diluted earnings per common share	$1.72	$1.09	57.8%	$3.71	$5.70	(34.9)%
Non-GAAP diluted earnings per common share (1)	$3.26	$3.36	(3.0)%	$11.42	$11.45	(0.3)%
(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

Fourth Quarter Fiscal 2024 Highlights:

•Revenue of $2,448.0 million, an increase of 9.7% year-on-year compared to revenue of $2,230.8 million in the prior year fourth quarter. The Company grew revenue by 1.5% year-on-year on a pro forma constant currency basis, at the top end of its guidance range previously provided.
•Operating income of $144.5 million, or 5.9% of revenue, compared with $180.4 million, or 8.1% of revenue in the prior year fourth quarter.
•Non-GAAP operating income of $346.7 million, or 14.2% of revenue, compared with $340.8 million, or 15.3% of revenue, in the prior year fourth quarter. The change in non-GAAP operating margin was primarily due to spending related to the productization and commercialization of the Company’s new GenAI iX product suite.
•Adjusted EBITDA of $402.9 million, or 16.5% of revenue, compared with $397.9 million, or 17.8% of revenue, in the prior year fourth quarter.

•Cash flow from operations was $284.4 million in the quarter. Adjusted free cash flow for the quarter was $218.7 million.
•Diluted earnings per common share (“EPS”) was $1.72 compared to $1.09 in the prior year fourth quarter.
•Non-GAAP diluted EPS was $3.26 compared to $3.36 in the prior year fourth quarter.

“We continue to achieve strong results across key areas of growth in our business while repurchasing shares, reducing our leverage and supporting our dividend,” said Chris Caldwell, Concentrix President and CEO. “Strategically, we continue to execute our plan for growth and market expansion while delivering value to shareholders. We’ve seen our investments in our GenAI product suite generate more than a dozen wins only weeks after launch. And we continue to secure large, transformative client wins that leverage our unique technology and service capabilities to fuel our clients’ success. Entering 2025, we are delighted with our strategic position and our opportunities for ongoing growth, margin and free cash flow.”

Fiscal Year 2024 Highlights:

•Revenue of $9,618.9 million, an increase of 35.2% year-on-year compared to revenue of $7,114.7 million in the prior fiscal year. The Company grew revenue by 2.7% on a pro forma constant currency basis, at the top end of its guidance range previously provided.
•Operating income of $596.4 million, or 6.2% of revenue, compared with $661.3 million, or 9.3% of revenue, in the prior fiscal year.
•Non-GAAP operating income of $1,317.9 million, or 13.7% of revenue, compared with $1,010.0 million, or 14.2% of revenue, in the prior fiscal year.
•Adjusted EBITDA of $1,554.9 million, or 16.2% of revenue, compared with $1,181.8 million, or 16.6% of revenue, in the prior fiscal year.
•Cash flow from operations was $667.5 million in the fiscal year. Adjusted free cash flow for the fiscal year was $474.5 million.
•Diluted EPS was $3.71 compared to $5.70 in the prior fiscal year.
•Non-GAAP diluted EPS was $11.42 compared to $11.45 in the prior fiscal year.
•Returned approximately $220 million to shareholders through dividends and share repurchases while reducing debt by approximately $209 million.

Quarterly Dividend and Share Repurchase Program:

•The Company paid a $0.33275 per share quarterly dividend on November 5, 2024. The Company’s Board of Directors has declared a quarterly dividend of $0.33275 per share payable on February 11, 2025, to shareholders of record at the close of business on January 31, 2025.
•The Company repurchased 0.7 million shares in the fourth quarter at a cost of $34.0 million under its previously announced share repurchase program at an average cost of $49.46 per share.

In addition, the Board of Directors has extended the Company’s share repurchase program by authorizing an increase of the amount remaining for share repurchases under the program to $600 million.

First Quarter and Full Year Fiscal 2025 Outlook:

The following statements are based on the Company’s current expectations for the first quarter and full year fiscal 2025. Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, amortization of intangible assets, depreciation, share-based compensation, and the related tax effects thereon. The non-GAAP EPS guidance assumes no impact from changes in acquisition contingent consideration and foreign currency losses (gains), net included in other expense (income), net. These statements are forward-looking and actual results may differ materially.

First Quarter Fiscal 2025 Expectations:
•First quarter reported revenue of $2.355 billion to $2.370 billion. Based on current exchange rates, our expectations assume approximately a 200-basis point negative impact of foreign exchange rates compared with the prior year period. Our guidance implies constant currency revenue growth for the first quarter in the range of 0% to 0.75%.
•Operating income of $137 million to $147 million and non-GAAP operating income is expected to be in the range of $305 million to $315 million.
•Non-GAAP EPS of $2.49 to $2.64, assuming approximately 64.1 million diluted common shares outstanding and approximately 5% of net income attributable to participating securities.
•The effective tax rate is expected to approximate 25.5% to 26.5%.

Full Year 2025 Expectations:
•Full year reported revenue of $9.470 billion to $9.610 billion. Based on current exchange rates, our expectations assume approximately a 150-basis point negative impact of foreign exchange rates compared with the prior year. Our guidance implies constant currency revenue growth for the full year in the range of 0% to 1.5%.
•Operating income of $663 million to $703 million and non-GAAP operating income is expected to be in the range of $1,300 million to $1,340 million.
•Non-GAAP EPS of $11.18 to $11.77, assuming approximately 63.6 million diluted common shares outstanding and approximately 5% of net income attributable to participating securities.
•The effective tax rate is expected to approximate 25.5% to 26.5%.

In addition, the Company expects to generate approximately $625 million to $650 million of adjusted free cash flow in fiscal year 2025.

The Company believes that a quantitative reconciliation of the non-GAAP EPS outlook to the most directly comparable GAAP measure cannot be provided without unreasonable efforts due to (a) the inability to forecast future changes in acquisition contingent consideration, which is based, in part, on the future trading price of the Company’s common stock, and (b) the inability to forecast future foreign currency losses (gains), net included in other expense (income), net. For the same reason, the Company is unable to address the probable significance of the unavailable information, which may have a material impact on the Company’s GAAP results.

The Company believes that a quantitative reconciliation of the adjusted free cash flow outlook to the most directly comparable GAAP measure cannot be provided without unreasonable efforts due to uncertainty related to the future changes in the Company’s factoring program and related timing of those changes. For the same reason, the Company is unable to address the probable significance of the unavailable information, which may have a material impact on the Company’s GAAP results.

Conference Call and Webcast
The Company will host a conference call for investors to review its fourth quarter and full year fiscal 2024 financial results today at 5:00 p.m. (ET)/2:00 p.m. (PT).

The live conference call webcast will be available in listen-only mode in the Investor Relations section of the Company’s website under “Events and Presentations” at https://ir.concentrix.com/events-and-presentations. A replay will also be available on the website following the conference call.

About us: Experience the power of Concentrix
Concentrix Corporation (NASDAQ: CNXC), a Fortune 500® company, is the global technology and services leader that powers the world’s best brands, today and into the future. We’re human-centered, tech-powered, intelligence-fueled. Every day, we design, build, and run fully integrated, end-to-end solutions at speed and scale across the entire enterprise, helping over 2,000 clients solve their toughest business challenges. Whether it’s designing game-changing brand experiences, building and scaling secure AI technologies, or running digital operations that deliver global consistency with a local touch, we have it covered. At the heart of everything we do lies a commitment to transforming the way companies connect, interact, and grow. We’re here to redefine what success means, delivering outcomes unimagined across every major vertical in 70+ markets. Virtually everywhere. Visit concentrix.com to learn more.

Use of Non-GAAP Information
In addition to disclosing financial results that are determined in accordance with GAAP, we also disclose certain non-GAAP financial information, including:

•Constant currency revenue growth, which is revenue growth adjusted for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our business performance. Constant currency revenue growth is calculated by translating the revenue of each fiscal year in the billing currency to U.S. dollars using the comparable prior year’s currency conversion rate in comparison to prior year’s revenue. Generally, when the U.S. dollar either strengthens or weakens against other currencies, revenue growth at constant currency rates or adjusting for currency will be higher or lower than revenue growth reported at actual exchange rates.
•Pro forma constant currency revenue growth, which is constant currency revenue growth measured against the Company’s combined pro forma results of operations as if the combination with Webhelp had occurred on December 1, 2022.
•Non-GAAP operating income, which is operating income, adjusted to exclude acquisition-related and integration expenses, including related restructuring costs, step-up depreciation, amortization of intangible assets, and share-based compensation.
•Non-GAAP operating margin, which is non-GAAP operating income, as defined above, divided by revenue.
•Adjusted earnings before interest, taxes, depreciation, and amortization, or adjusted EBITDA, which is non-GAAP operating income, as defined above, plus depreciation (exclusive of step-up depreciation).
•Adjusted EBITDA margin, which is adjusted EBITDA, as defined above, divided by revenue.
•Non-GAAP net income, which is net income excluding the tax-effected impact of acquisition-related and integration expenses, including related restructuring costs, step-up depreciation, amortization of intangible assets, share-based compensation, imputed interest related to the sellers’ note issued in connection with the combination with Webhelp (the “sellers’ note”), change in acquisition contingent consideration and foreign currency losses (gains), net. Non-GAAP net income also excludes the income tax effect of certain legal entity restructuring activity.
•Free cash flow, which is cash flows from operating activities less capital expenditures, and adjusted free cash flow, which is free cash flow excluding the effect of changes in the outstanding factoring balance. We believe that free cash flow is a meaningful measure of cash flows since capital expenditures are a necessary component of ongoing operations. We believe that adjusted free cash flow is a meaningful measure of cash flows because it removes the effect of factoring which changes the timing of the receipt of cash for certain receivables. However, free cash flow and adjusted free cash flow have limitations because they do not represent the residual cash flow available for discretionary expenditures. For example, free cash flow and adjusted free cash flow do not incorporate payments for business acquisitions.
•Non-GAAP diluted EPS, which is diluted EPS excluding the per share, tax-effected impact of acquisition-related and integration expenses, including related restructuring costs, step-up depreciation, amortization of intangible assets, share-based compensation, imputed interest related to the sellers’ note, change in acquisition contingent consideration and foreign currency losses (gains), net. Non-GAAP EPS also excludes the per share income tax effect of certain legal entity restructuring activity. Non-GAAP EPS excludes net income attributable to participating securities and the related per share, tax-effected impact of adjustments to net income described above reflect only those amounts that are attributable to common shareholders.

We believe that providing this additional information is useful to the reader to better assess and understand our base operating performance, especially when comparing results with previous periods and for planning and forecasting in future periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. Management also uses these non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes. These non-GAAP financial measures exclude amortization of intangible assets. Although intangible assets contribute to our revenue generation, the amortization of intangible assets does not directly relate to the services performed for our clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of our acquisition activity. Accordingly, we believe excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of our business nor reflect our underlying business performance, enhances our and our investors’ ability to compare our past financial performance with its current performance and to analyze underlying business performance and trends. These non-GAAP financial measures also exclude share-based compensation expense. Given the subjective assumptions and the variety of award types that companies can use when calculating share-based compensation expense, management believes this additional information allows investors to make additional comparisons between our operating results and those of our peers. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Safe Harbor Statement
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected future financial condition, growth and profitability, results of operations, including revenue and operating income, cash flows, and effective tax rate, the Company’s market valuation, the future growth and success of the Company’s capabilities and products portfolio, the potential benefits associated with use of the Company’s generative artificial intelligence and other products, including productivity and engagement gains, investments, share repurchase and dividend activity, capital allocation, debt repayment, business strategy, product launches, foreign currency exchange rate fluctuations, and statements that include words such as believe, expect, may, will, provide, could, should, and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to general economic conditions, including consumer demand, interest rates, inflation, supply chains, and the effects of the conflicts in Ukraine and Gaza; cyberattacks on the Company’s or its clients’ networks and information technology systems; uncertainty around, and disruption from, new and emerging technologies, including the adoption and utilization of generative artificial intelligence; the failure of the Company’s staff and contractors to adhere to the Company’s and its clients’ controls and processes; the inability to protect personal and proprietary information; the effects of communicable diseases or other public health crises, natural disasters and adverse weather conditions; geopolitical, economic and climate- or weather-related risks in regions with a significant concentration of the Company’s operations; the ability to successfully execute on the Company’s strategy; the timing and success of product launches; competitive conditions in the Company’s industry and consolidation of its competitors; variability in demand by the Company’s clients or the early termination of the Company’s client contracts; the level of business activity of the Company’s clients and the market acceptance and performance of their products and services; the demand for end-to-end solutions and technology; damage to the Company’s reputation through the actions or inactions of third parties; changes in law, regulations, or regulatory guidance; the operability of the Company’s communication services and information technology systems and networks; risks related to our ability to realize estimated cost savings, synergies, or other anticipated benefits of our combination with Webhelp within the expected timeframe; the loss of key personnel or the inability to attract and retain staff with the skills and expertise needed for the Company’s business; increases in the cost of labor; the inability to successfully identify, complete, and integrate strategic acquisitions or investments; higher than expected tax liabilities; currency exchange rate fluctuations; investigative or legal actions; and other factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2023 filed with the Securities and Exchange Commission and subsequent SEC filings. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

Copyright 2025 Concentrix Corporation. All rights reserved. Concentrix, Webhelp, the Concentrix logo, and all other Concentrix company, product, and services word and design marks and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries. Other names and marks are the property of their respective owners.

From Fortune ©2024 Fortune Media IP Limited. All rights reserved. Used under license. Fortune and Fortune 500 are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse the products or services of Concentrix.

Investor Contact:
Sara Buda
Investor Relations
Concentrix Corporation
sara.buda@concentrix.com
(617) 331-0955

CONCENTRIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(currency and share amounts in thousands, except par value)

	November 30, 2024	November 30, 2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$240,571	$295,336
Accounts receivable, net	1,926,737	1,888,890
Other current assets	675,116	674,423
Total current assets	2,842,424	2,858,649
Property and equipment, net	714,517	748,691
Goodwill	4,986,967	5,078,668
Intangible assets, net	2,286,940	2,804,965
Deferred tax assets	218,396	72,333
Other assets	942,194	928,521
Total assets	$11,991,438	$12,491,827

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$209,812	$243,565
Current portion of long-term debt	2,522	2,313
Accrued compensation and benefits	706,619	731,172
Other accrued liabilities	977,314	1,016,406
Income taxes payable	99,546	80,583
Total current liabilities	1,995,813	2,074,039
Long-term debt, net	4,733,056	4,939,712
Other long-term liabilities	910,271	920,536
Deferred tax liabilities	312,574	414,246
Total liabilities	7,951,714	8,348,533
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized and no shares issued and outstanding as of November 30, 2024 and 2023, respectively	—	—
Common stock, $0.0001 par value, 250,000 shares authorized; 68,849 and 67,883 shares issued as of November 30, 2024 and 2023, respectively, and 64,238 and 65,734 shares outstanding as of November 30, 2024 and 2023, respectively	7	7
Additional paid-in capital	3,683,608	3,582,521
Treasury stock, 4,611 and 2,149 shares as of November 30, 2024 and 2023, respectively	(421,449)	(271,968)
Retained earnings	1,191,871	1,024,461
Accumulated other comprehensive loss	(414,313)	(191,727)
Total stockholders’ equity	4,039,724	4,143,294
Total liabilities and stockholders’ equity	$11,991,438	$12,491,827

CONCENTRIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	November 30, 2024	November 30, 2023	% Change	November 30, 2024	November 30, 2023	% Change
Revenue
Technology and consumer electronics	$685,841	$656,741	4%	$2,674,040	$2,205,834	21%
Retail, travel and e-commerce	616,337	512,816	20%	2,361,866	1,448,666	63%
Communications and media	385,996	350,416	10%	1,527,922	1,117,694	37%
Banking, financial services and insurance	360,025	323,465	11%	1,455,641	1,091,853	33%
Healthcare	187,227	186,306	—%	727,389	696,266	4%
Other	212,598	201,018	6%	872,042	554,393	57%
Total revenue	2,448,024	2,230,762	10%	9,618,900	7,114,706	35%
Cost of revenue	1,577,427	1,407,905	12%	6,170,013	4,536,771	36%
Gross profit	870,597	822,857	6%	3,448,887	2,577,935	34%
Selling, general and administrative expenses	726,061	642,410	13%	2,852,500	1,916,608	49%
Operating income	144,536	180,447	(20)%	596,387	661,327	(10)%
Interest expense and finance charges, net	76,117	70,508	8%	321,828	201,004	60%
Other expense (income), net	(44,487)	32,829	(236)%	(24,715)	52,095	(147)%
Income before income taxes	112,906	77,110	46%	299,274	408,228	(27)%
Provision for income taxes	(2,744)	7,623	(136)%	48,057	94,386	(49)%
Net income	$115,650	$69,487	66%	$251,217	$313,842	(20)%

Earnings per common share:
Basic	$1.72	$1.10		$3.72	$5.72
Diluted	$1.72	$1.09		$3.71	$5.70
Weighted-average common shares outstanding:
Basic	64,315	61,845		64,977	53,801
Diluted	64,354	61,957		65,074	54,010

CONCENTRIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended	Fiscal Year Ended
	November 30, 2024	November 30, 2024
Revenue	$2,448,024	$9,618,900
Pro forma revenue growth	1.3%	1.4%
Foreign exchange impact	0.2%	1.3%
Pro forma constant currency revenue growth	1.5%	2.7%

	Three Months Ended		Fiscal Year Ended
	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Operating income	$144,536	$180,447	$596,387	$661,327
Acquisition-related and integration expenses	59,637	39,866	156,771	71,336
Step-up depreciation	2,475	—	9,907	—
Amortization of intangibles	110,098	96,636	458,925	214,832
Share-based compensation	29,995	23,810	95,922	62,493
Non-GAAP operating income	$346,741	$340,759	$1,317,912	$1,009,988

	Three Months Ended		Fiscal Year Ended
	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Net income	$115,650	$69,487	$251,217	$313,842
Interest expense and finance charges, net	76,117	70,508	321,828	201,004
Provision for income taxes	(2,744)	7,623	48,057	94,386
Other expense (income), net	(44,487)	32,829	(24,715)	52,095
Acquisition-related and integration expenses	59,637	39,866	156,771	71,336
Step-up depreciation	2,475	—	9,907	—
Amortization of intangibles	110,098	96,636	458,925	214,832
Share-based compensation	29,995	23,810	95,922	62,493
Depreciation	56,149	57,169	237,013	171,801
Adjusted EBITDA	$402,890	$397,928	$1,554,925	$1,181,789

	Three Months Ended		Fiscal Year Ended
	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Operating margin	5.9%	8.1%	6.2%	9.3%
Non-GAAP operating margin	14.2%	15.3%	13.7%	14.2%
Adjusted EBITDA margin	16.5%	17.8%	16.2%	16.6%

	Three Months Ended		Fiscal Year Ended
	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Net income	$115,650	$69,487	$251,217	$313,842
Acquisition-related and integration expenses	59,637	39,866	156,771	71,336
Step-up depreciation	2,475	—	9,907	—
Acquisition-related expenses included in interest expense and finance charges, net (1)	—	—	—	25,556
Acquisition-related expenses included in other expense (income), net (1)	—	136	—	14,629
Imputed interest related to sellers’ note included in interest expense and finance charges, net	4,279	2,998	16,895	2,998
Change in acquisition contingent consideration included in other expense (income), net	(18,182)	15,681	(29,268)	15,681
Foreign currency losses (gains), net (4)	(27,486)	12,833	(1,850)	14,938
Amortization of intangibles	110,098	96,636	458,925	214,832
Share-based compensation	29,995	23,810	95,922	62,493
Income taxes related to the above (2)	(39,515)	(47,990)	(173,963)	(105,616)
Income tax effect of legal entity restructuring	(17,617)	—	(12,254)	—
Non-GAAP net income	$219,334	$213,457	$772,302	$630,689

	Three Months Ended		Fiscal Year Ended
	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Net income	$115,650	$69,487	$251,217	$313,842
Less: net income allocated to participating securities	(5,034)	(1,659)	(9,490)	(5,978)
Net income attributable to common stockholders	110,616	67,828	241,727	307,864
Acquisition-related and integration expenses allocated to common stockholders	57,041	38,914	150,849	69,977
Step-up depreciation allocated to common stockholders	2,367	—	9,533	—
Acquisition-related expenses included in interest expense and finance charges, net allocated to common stockholders (1)	—	—	—	25,069
Acquisition-related expenses included in other expense (income), net allocated to common stockholders (1)	—	133	—	14,350
Imputed interest related to sellers' note included in interest expense and finance charges, net allocated to common stockholders	4,093	2,926	16,257	2,941
Change in acquisition contingent consideration included in other expense (income), net allocated to common stockholders	(17,391)	15,307	(28,162)	15,382
Foreign currency losses (gains), net allocated to common stockholders (4)	(26,290)	12,527	(1,780)	14,653
Amortization of intangibles allocated to common stockholders	105,306	94,329	441,589	210,740
Share-based compensation allocated to common stockholders	28,689	23,242	92,298	61,303
Income taxes related to the above allocated to common stockholders (2)	(37,795)	(46,844)	(167,391)	(103,604)
Income tax effect of legal entity restructuring allocated to common stockholders	(16,850)	—	(11,791)	—
Non-GAAP net income attributable to common stockholders	$209,786	$208,362	$743,129	$618,675

	Three Months Ended		Fiscal Year Ended
	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Diluted earnings per common share (“EPS”) (3)	$1.72	$1.09	$3.71	$5.70
Acquisition-related and integration expenses	0.89	0.63	2.32	1.30
Step-up depreciation	0.04	—	0.15	—
Acquisition-related expenses included in interest expense and finance charges, net (1)	—	—	—	0.46
Acquisition-related expenses included in other expense (income), net (1)	—	—	—	0.27
Imputed interest related to sellers’ note included in interest expense and finance charges, net	0.06	0.05	0.25	0.05
Change in acquisition contingent consideration included in other expense (income), net	(0.27)	0.25	(0.43)	0.28
Foreign currency losses (gains), net (4)	(0.41)	0.20	(0.03)	0.27
Amortization of intangibles	1.64	1.52	6.79	3.90
Share-based compensation	0.45	0.38	1.42	1.14
Income taxes related to the above (2)	(0.60)	(0.76)	(2.58)	(1.92)
Income tax effect of legal entity restructuring	(0.26)	—	(0.18)	—
Non-GAAP diluted EPS	$3.26	$3.36	$11.42	$11.45

Weighted-average number of common shares - diluted	64,354	61,957	65,074	54,010

	Three Months Ended		Fiscal Year Ended
	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Net cash provided by operating activities	$284,401	$229,264	$667,492	$678,008
Purchases of property and equipment	(59,871)	(64,815)	(238,762)	(180,532)
Free cash flow	$224,530	$164,449	$428,730	$497,476
Change in outstanding factoring balances	(5,844)		45,788
Adjusted free cash flow	$218,686		$474,518

	Forecast
	Three Months Ending February 28, 2025		Fiscal Year Ending November 30, 2025
	Low	High	Low	High
Revenue	$2,355,000	$2,370,000	$9,470,000	$9,610,000
Revenue growth, as reported under U.S. GAAP	(2.0)%	(1.4)%	(1.5)%	—%
Foreign exchange impact	2.0%	2.1%	1.5%	1.5%
Constant currency revenue growth	—%	0.75%	—%	1.5%

	Forecast
	Three Months Ending February 28, 2025		Fiscal Year Ending November 30, 2025
	Low	High	Low	High
Operating income	$137,000	$147,000	$662,500	$702,500
Amortization of intangibles	109,000	109,000	432,000	432,000
Share-based compensation	30,000	30,000	129,500	129,500
Acquisition-related and integration expenses	26,500	26,500	66,000	66,000
Step-up depreciation	2,500	2,500	10,000	10,000
Non-GAAP operating income	$305,000	$315,000	$1,300,000	$1,340,000

(1) Included in these amounts are a) bridge financing fees expensed and interest expenses associated with the senior notes, net of interest earnings on invested proceeds incurred in advance of the combination with Webhelp and b) expenses associated with non-designated call option contracts put in place to hedge foreign exchange movements in connection with the combination with Webhelp that are included within interest expense and finance charges, net and other expense (income), net, respectively, in the consolidated statement of operations.

(2) The tax effect of taxable and deductible non-GAAP adjustments was calculated using the tax-deductible portion of the expenses and applying the entity-specific, statutory tax rates applicable to each item during the respective periods presented.

(3) Diluted EPS is calculated using the two-class method. The two-class method is an earnings allocation proportional to the respective ownership among holders of common stock and participating securities. Restricted stock awards, and since the fourth quarter of fiscal year 2023, certain restricted stock units granted to employees are considered participating securities. For the purposes of calculating diluted EPS, net income attributable to participating securities was approximately 4.4% and 2.4% of net income, respectively, for the three months ended November 30, 2024 and 2023 and 3.8% and 1.9% of net income, respectively, for the fiscal years ended November 30, 2024 and 2023, and was excluded from total net income to calculate net income attributable to common stockholders. In addition, the non-GAAP adjustments allocated to common stockholders were calculated based on the percentage of net income attributable to common stockholders.

(4) Foreign currency losses (gains), net are included in other expense (income), net and primarily consist of gains and losses recognized on the revaluation and settlement of foreign currency transactions and realized and unrealized gains and losses on derivative contracts that do not qualify for hedge accounting.